UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported) July 12, 2001

                          CHINA GATEWAY HOLDINGS, INC.
               --------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


Delaware                                0-28819
----------------------------      --------------------        -----------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                            Identification No.)

Suite  706,  Dominion  Centre
43 - 59 Queen's Road East, Hong Kong
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(Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code  (852) 251-93933


               ---------------------------------------------------
          (Former name or former address, if changes since last report)


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ITEM  5.  OTHER  EVENTS.

On June 30, 2001, China Gateway Holdings Inc. and The Glory Famous (Groups) Limited terminated their Acquisition Agreement dated as of April 25, 2001, providing for the intention to engage in the business of coal mining in the Shangdong Province of the People's Republic of China.

On July 3, 2001, The Board of Directors of China Gateway Holdings, Inc. has decided to terminate the services as the transfer agent of U.S. Stock transfer Corp. and appoint Nevada Agency & Trust Company as the new transfer agent with effect from July 16, 2001. The address of Nevada Agency & Trust Company is Suite 880 Bank of America Plaza, 50 West Liberty, Reno, Nevada 89501. Telephone number is 775-322-0626.

Attached as Exhibit 10.1 is copy of the termination agreement entered into between China Gateway Holdings Inc. and The Glory Famous (Groups) Limited.


ITEM  7.  EXHIBITS.


Exhibit  No.        Exhibit
------------        -------

10.1 Termination Agreement dated June 30, 2001, between China Gateway Holdings Inc. and The Glory Famous (Groups) Limited


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 12, 2001                      China Gateway Holding, Inc.
        -------------                      -----------------------------
                                           (Registrant)


                                           By:  /s/  DANNY  WU
                                           -----------------------------
                                           Danny  Wu
                                           Chief  Executive  Officer
                                           (Duly Authorized Officer)


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